News Release



Investor Contact:

Jack McHale, 215-986-6050
Jack.McHale@unisys.com

Media Contacts:
Jim Kerr, 215-986-5795
Jim.Kerr@unisys.com




UNISYS ADDS NEW DIRECTORS

BLUE BELL, Pa., May 21, 2008 - Unisys Corporation (NYSE: UIS) announced today that it is expanding its Board of Directors from eleven to thirteen members to include Clay B. Lifflander, President of MMI Investments, L.P., and Charles B. McQuade, Retired Chairman and Chief Executive Officer of Securities Industry Automation Corp. MMI Investments, L.P., which owns approximately 9.1 percent of the company's shares, is one of the company's largest shareholders.

"The Board is committed to enhancing value for our shareholders, and is pleased to welcome Clay and Charles as directors," said Ric Duques, Unisys Chairman. "The Board and management will benefit from their experience and guidance as we continue to drive to enhance shareholder value."

Clay Lifflander said "We are firm believers that there is significant, unrealized value in Unisys. We are excited to work with the other members of the Board and look forward to combining our efforts to improve Unisys performance."

As previously announced, the company is working with its investment bankers to help the Board explore certain portfolio rationalization and other actions to enhance shareholder value. Unisys has recently retained Goldman Sachs to
assist in this exploration.   There can be no assurance that any such
transaction will be pursued or consummated.

Clay Lifflander has been the President of Millbrook Capital Management, Inc.
and MMI Investments, L.P. since their inceptions in 1995 and 1996, respectively. Previously he served as president of the New York City Economic Development Corporation under then Mayor Rudolph Giuliani and as managing director in the M&A Group at Smith Barney. He served as chief executive officer of Key Components LLC from 1995 to 2003 and currently serves on the Board of the Hudson River Museum. He is a former director of Dendrite International, Inc., Key Components and the United Nations Development Corporation.

Charles B. McQuade retired in 2002 from the position of Chairman and Chief Executive Officer of Securities Industry Automation Corp. (SIAC) (now wholly owned by NYSE Euronext) after more than 20 years of service as CEO. He was a member of the Board of Directors of Greenpoint Financial from 1992 until its acquisition by North Fork Bank in 2002, and a member of the Board of Directors of Gartner, Inc from 1999 through 2000. He has served on numerous industry and educational advisory boards.

Unisys also announced that it has entered into an agreement with MMI Investments which provides for certain arrangements between Unisys and MMI, including the appointment of the two new directors and MMI's agreement to work cooperatively with the company.

About Unisys
Unisys is a worldwide information technology services and solutions company. We provide consulting, systems integration, outsourcing and infrastructure services, combined with powerful enterprise server technology. We specialize in helping clients use information to create efficient, secure business operations that allow them to achieve their business goals. Our consultants and industry experts work with clients to understand their business challenges and create greater visibility into critical linkages throughout their operations. For more information, visit www.unisys.com

Forward Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, or other financial items; any statements of the company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. The factors that could affect Unisys future results are contained in the company's periodic filings with the Securities and Exchange Commission. Unisys assumes no obligation to update any forward-looking statements.

###

Unisys is a registered trademark of Unisys Corporation. All other brands and products referenced herein are acknowledged to be trademarks or registered trademarks of their respective holders.